U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT



Date of Report
(Date of earliest event reported):

April 16, 2002
--------------------------




ENTERPRISES SOLUTIONS, INC.
( Exact name of registrant as specified in its Charter)



	Nevada				  	 000-28195		88-0232148
(State or other jurisdiction			(Commission	    (IRS Employer
  of incorporation)			 	File Number)   Identification No.)




  	140 Wood Road, Suite 200
	Braintree, Massachusetts			   		  02184
(Address of principal executive offices)				(Zip Code)



Registrant's telephone number, including area code: 781-356-4387







FORM 8-K

ENTERPRISES SOLUTIONS, INC.


ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

	On April 23, 2001, the Company entered into an Agreement in Principle with Delta Mutual, Inc. ("DMI"), and pursuant to that Agreement in Principle on May
11, 2001, entered into the definitive Agreement of Sale (the "Agreement"), pursuant to which DMI would acquire substantially all of the assets of the Company.

	On April 16, 2002, the Company and DMI terminated the Agreement. The Company intends to attempt to locate another buyer for its technology, now that the Agreement with DMI is terminated.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

Dated: April 19, 2002


			Enterprises Solutions, Inc.


			By:		/s/ Alfred T. Saker
				-----------------------------
					Alfred T. Saker
					President and Chief Executive Officer







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